Calculation of Filing Fee Tables
S-3
RLJ Lodging Trust
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares of Beneficial Interest, $.01 par value per share	457(r)				0.0001476
Fees to be Paid	2	Equity	Preferred Shares, par value $.01 per share	457(r)				0.0001476
Fees to be Paid	3	Equity	Depositary Shares, representing Preferred Shares(3)	457(r)				0.0001476
Fees to be Paid	4	Other	Warrants(4)	457(r)				0.0001476
Fees to be Paid	5	Other	Rights	457(r)				0.0001476
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	1) The registrant is deferring payment of all of the registration fee in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended. (2) An unspecified aggregate initial offering of the securities of each identified class is being registered as may from time to time be offered by the registrants at unspecified prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares.

[2]	(1) The registrant is deferring payment of all of the registration fee in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended. (2) An unspecified aggregate initial offering of the securities of each identified class is being registered as may from time to time be offered by the registrants at unspecified prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares.

[3]	(1) The registrant is deferring payment of all of the registration fee in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended. (2) An unspecified aggregate initial offering of the securities of each identified class is being registered as may from time to time be offered by the registrants at unspecified prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares. (3) Each depositary share will be issued under a deposit agreement, will represent a specified interest in a preferred share and will be evidenced by a depositary receipt.

[4]	(1) The registrant is deferring payment of all of the registration fee in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended. (2) An unspecified aggregate initial offering of the securities of each identified class is being registered as may from time to time be offered by the registrants at unspecified prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares. (4) The warrants covered by this registration statement may be warrants for common shares, preferred shares or depositary shares.

[5]	(1) The registrant is deferring payment of all of the registration fee in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended. (2) An unspecified aggregate initial offering of the securities of each identified class is being registered as may from time to time be offered by the registrants at unspecified prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares.